EXHIBIT 99.1
Contact
Amy Seltzer Hedison
Investor Relations
(617) 250-6012
ahedison@epixpharma.com
FOR IMMEDIATE RELEASE
July 28, 2006
FDA EXTENDS REVIEW OF EPIX PHARMACEUTICALS’ APPEAL OF VASOVIST™ APPROVABLE
LETTERS
Cambridge, MA, July 28, 2006 — EPIX Pharmaceuticals, Inc. (NASDAQ: EPIX), a developer of innovative pharmaceuticals for magnetic resonance imaging (MRI) which recently announced a definitive agreement to merge with Predix Pharmaceuticals Holdings, Inc., today announced that the U.S. Food and Drug Administration (FDA) has advised EPIX that it is extending its review of the formal appeal submitted by the Company on June 30th, 2006. In the appeal, EPIX asked the FDA to approve the Company’s novel blood-pool imaging agent Vasovist™ and to use an Advisory Committee as part of the appeal process. The FDA indicated that it expects to respond to the appeal in September 2006.
“We appreciate the FDA’s willingness to take this additional time to review our appeal of the Vasovist approvable letters,” said Andrew Uprichard, M.D., EPIX’s President and Chief Operating Officer. “We look forward to hearing the FDA’s response to our appeal in September.”
About EPIX
EPIX Pharmaceuticals, Inc., based in Cambridge, MA, discovers and develops innovative pharmaceuticals for imaging that are designed to transform the diagnosis, treatment and monitoring of disease. The Company uses its proprietary Target Visualization Technology™ to create imaging agents targeted at the molecular level, designed to enable physicians to use Magnetic Resonance Imaging (MRI) to obtain detailed information about specific disease processes. On April 3, 2006, EPIX announced a definitive agreement to merge with Predix Pharmaceuticals to create a specialty pharmaceutical company with capabilities in both therapeutics and imaging. To receive the latest EPIX news and other corporate developments, please visit the EPIX website at www.epixpharma.com.
About Predix
Predix, based in Lexington, MA, is a pharmaceutical company focused on the discovery and development of novel, highly selective, small-molecule drugs that target G-Protein Coupled Receptors (GPCRs) and ion channels. Using its proprietary drug discovery technology and approach, Predix has advanced four internally-discovered drug candidates into clinical trials and has five additional programs in preclinical development and discovery. Predix is expected to complete the first of at least two pivotal Phase III clinical trials for generalized anxiety disorder for its lead drug candidate, PRX-00023, in the second half of 2006. In addition to PRX-00023, Predix has three other clinical-stage drug candidates: PRX-03140 for the treatment of Alzheimer’s disease, which is expected to enter Phase IIa later this year; PRX-08066 for the treatment of pulmonary hypertension (PH) and PH associated with chronic obstructive pulmonary disease, which recently completed a Phase Ib trial and is expected to enter Phase IIa in the second half of 2006; and, PRX-07034, which recently entered a Phase I trial and is expected to be developed for the treatment of obesity and for cognitive impairment associated with Alzheimer’s disease or schizophrenia. Additional information about Predix can be found on the company’s website at www.predixpharm.com.
Additional Information About the Merger And Where To Find It
EPIX has filed a registration statement on Form S-4 with the Securities and Exchange Commission containing a joint proxy statement/prospectus in connection with the proposed merger with Predix Pharmaceuticals. Investors and security holders are advised to read the joint proxy statement/prospectus (including any amendments or supplements thereto) regarding the proposed merger, because it contains important information about EPIX, Predix and the proposed transaction and other related matters. The joint proxy statement/prospectus was mailed on or about July 18, 2006 to stockholders of EPIX and Predix, seeking their approval for the transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and any amendments or supplements thereto, and other documents filed by EPIX at the Securities and Exchange Commission’s web site at www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained for free by directing such request to EPIX Pharmaceuticals, Inc., 161 First Street, Cambridge, Massachusetts, Attn: Investor Relations, tel: (617) 250-6000; e-mail: ahedison@epixpharma.com or Predix Pharmaceuticals Holdings, Inc., 4 Maguire Road, Lexington, Massachusetts 02421, Attn: Investor Relations, tel: (781) 372-3260; e-mail: investors@predixpharm.com.
EPIX and Predix and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to the adoption of the merger agreement and the transactions associated with the merger. A description of any interests that EPIX and Predix directors and executive officers have in the merger is included in the registration statement containing the joint proxy statement/prospectus filed with the Securities and Exchange Commission and available free of charge as indicated above. Information regarding EPIX’s executive officers and directors is also available in EPIX’s Form 10-K, as amended, for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on March 1, 2006 and amended on April 28, 2006. You can obtain free copies of these documents using the contact information above.
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on current expectations of the Company’s management. These statements, including: the expectation that the FDA will respond to the appeal in September 2006, the expected completion of the first of at least two pivotal Phase III clinical trials for generalized anxiety disorder for PRX-00023 in the second half of 2006, the expected entry of PRX-03140 into Phase IIa later this year, the expected entry of PRX-08066 into Phase IIa in the second half of 2006 and the expected development of PRX-07034 for the treatment of obesity and cognitive impairment associated with Alzheimer’s disease or schizophrenia, are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EPIX Pharmaceuticals’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the timing and outcome of the formal appeal filed by EPIX Pharmaceuticals with respect to the approvable letters for Vasovist™, including the granting of an Advisory Committee meeting; any failure to comply with federal and state statutes and regulations relating to EPIX Pharmaceuticals’ products, including FDA requirements; the decision of the FDA regarding a Special Protocol Assessment; the failure of EPIX Pharmaceuticals to satisfy FDA requests relating to EPIX Pharmaceuticals’ products; the inability of EPIX Pharmaceuticals to successfully in-license products and/or technologies; the inability of EPIX Pharmaceuticals to identify and interest potential partners in its technologies and products, particularly EP-2104R; the inability of EPIX Pharmaceuticals to successfully defend itself against litigation, including any appeal or re-filing of the shareholder class action lawsuit; the failure of EPIX Pharmaceuticals’ or Predix’s stockholders to approve the merger; EPIX Pharmaceuticals’ or Predix’s inability to satisfy the conditions of the merger; the risk that EPIX Pharmaceuticals’ and Predix’s businesses will not be integrated successfully; the combined company’s inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that the combined company may be unable to successfully secure regulatory approval of and market its drug candidates; the risks associated with reliance on outside financing to meet capital requirements; risks associated with Predix’s new and uncertain technology; the development of competing systems; the combined company’s ability to protect its proprietary technologies; patent-infringement claims; and risks of new, changing and competitive technologies and regulations in the U.S. and internationally. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EPIX Pharmaceuticals undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by EPIX Pharmaceuticals, see the disclosure contained in EPIX Pharmaceuticals’ periodic reports filed with the Securities and Exchange Commission, including but not limited to EPIX Pharmaceuticals’ Form 10-K for the year ended December 31, 2005 and subsequent Forms 10-Q.
SOURCE: EPIX Pharmaceuticals, Inc.
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